Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-143483 and No. 333-147735) and Form S-8 (No. 333-147734, No. 333-156341 and No. 333-156338) of Smart Balance, Inc., of our report dated February 6, 2012 relating to the financial statements of Udi’s Healthy Foods, LLC as of and for the year ended December 31, 2011, which appear in Form 8-K/A of Smart Balance, Inc. dated September 10, 2012.

/s/ Katz, Sapper & Miller, LLP

September 10, 2012

Indianapolis, Indiana